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                                                                    EXHIBIT 10.5

                                 LEASE AGREEMENT

THIS LEASE is made and entered into for identification purposes on the 19th day of November, 1999, by and between STEPHEN L. CLARK, as trustee of the Steve Clark Trust, created pursuant to a Trust Agreement dated October 4, 1996, executed by Stephen L. Clark, as grantor, and Stephen L. Clark, as trustee (hereinafter called the "LESSOR") and THE GOLF WAREHOUSE, L.L.C., a Delaware limited liability company (hereinafter called the "LESSEE").

LEASED PREMISES:

In consideration of the obligation of LESSEE to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, LESSOR hereby demises and leases to LESSEE, and LESSEE hereby takes from LESSOR, those certain premises, now or hereafter to be erected within the City of Wichita, County of Sedgwick, State of Kansas, and being a part of that certain portion of warehouse building located at 8833 E. 34th Street (hereinafter referred to as the "WAREHOUSE"), more particularly described in the legal description attached hereto as EXHIBIT "A", which premises have a common street address of 8851 E. 34th Street, Wichita, Kansas, and consist of a space containing approximately 45,330 square feet of floor area (including 9,600 square feet of mezzanine space) (hereinafter called the "LEASED PREMISES"). The approximate dimensions of the Leased Premises are as follows:

WIDTH OR FRONT:   Approximately 200 feet measured, as applicable, from the
                  outside of each exterior wall of the Warehouse, which is also a wall of the Leased Premises or, in the case of those
                  interior walls separating the Leased Premises from other
                  tenant spaces in the Warehouse, from the center line of such interior walls.

DEPTH: Approximately 180 feet measured from the outside of the front to the outside of the rear wall of the Leased Premises.

The boundaries and location of the Leased Premises are outlined in red on the site plan of the Warehouse that is attached hereto as Exhibit "B" and made a part hereof.

1. LEASE TERM: LESSOR hereby demises, lets, and leases unto LESSEE the above-described real property, together with the improvements located thereon, and all appurtenances thereto appertaining, for a term of five (5) years (the "ORIGINAL TERM") beginning on the earlier of: (i) the day Lessee has substantially completed the "Lessee Improvements" (hereafter defined) and Lessor has substantially completed "Lessor Improvements" (hereafter defined); (ii) June 1, 2000; or (iii) the day Lessee opens for business from the Leased Premises (herein the "COMMENCEMENT DATE"), and shall expire on the day five (5) years after the Commencement Date. Annual base rent shall be payable in equal monthly installments, commencing on the Commencement Date and continuing on the same day of each month thereafter during the term of this Lease. Provided LESSEE is not in default under the terms of this lease, and upon written notice provided to LESSOR 180 days prior to expiration of the Original Term, LESSEE shall have the right to extend the term of this lease for an additional five (5) years commencing on the first day following expiration of the Original Term and expiring on the day five (5) years thereafter (the "OPTION PERIOD"). Except as otherwise specifically set forth herein, the terms and conditions of this Lease shall be applicable to the Option Period.

2. RENTAL: LESSEE agrees to pay to LESSOR, its successors and assigns, as rental for said Leased Premises, the following:

     (A) BASE RENT. LESSEE shall pay, as base rent for years 1 through 5, the sum of $142,920.00 annually in equal monthly installments of $11,910.00 per month. In the event Lessee timely exercises its option to extend the term of this lease for an additional five years in accordance with paragraph 1 of this lease, LESSEE shall pay, as base rent for years 6 through 10 the sum of $157,212.00 annually in equal monthly installments of $13,101.00 per month.
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     (B)  TAXES AND INSURANCE: In addition to the base rent above provided, and as additional lease rent, Lessee shall pay its proportionate share of all taxes, general and special, assessed against every part of the Warehouse of which the Leased Premises are a part and the land upon which the Warehouse is located (but not with respect to personal property owned by Landlord or other tenants nor any interest or penalty related to such taxes), and also its proportionate share of the cost of all fire, windstorm and other hazard insurance, including, without limitation, liability and rent loss coverage, carried upon the Warehouse of which the Leased Premises are a part. Such proration shall, to the extent possible, take into consideration finished versus unfinished portions of the Warehouse. However, if Lessor is unable, in its sole determination, to prorate such items taking into consideration finished versus unfinished portions of the Warehouse, taxes and insurance shall be prorated solely on a square footage basis. The square footage of the Leased Premises, at the present time, shall be deemed to be 45,330 square feet, and the total leasable space in the Warehouse is 117,600 square feet and, therefore, Lessee's proportionate share is 38.55%. Such percentage is subject to change if additional mezzanine space is added to other leased units.

          Lessee's proportionate share shall be the prorated for the actual number of months and days from the Commencement Date to January 1, next following the Commencement Date and Lessee shall pay the amount so determined to Lessor in equal monthly installments, concurrent with payment of the base rent, commencing on the Commencement Date and continuing through and including the rental payment due December 1, next following the Commencement Date. On or before January 31, next following the Commencement Date, and on or before each succeeding January 31, thereafter, Lessor shall estimate Lessee's pro rata share of the taxes and insurance costs for the succeeding calendar year, as provided above, and shall notify Lessee of the amount of said estimate. Lessee shall pay to Lessor monthly thereafter during the ensuing calendar year, concurrent with the payment of the base rental, 1/12th of the amount so estimated.

          Lessor shall keep annual records of the amount of taxes assessed and insurance costs paid and shall compute Lessee's pro rata share thereof. By no later than April 1 of each year of this lease, commencing April 1, 2000, Lessor shall notify Lessee of said amount of taxes and insurance costs. If the monthly payments previously made by Lessee are not sufficient to pay said taxes and insurance costs, Lessee shall pay to Lessor, within thirty (30) days after receipt of notice of said deficiency, the amount by which the actual costs of said taxes and insurance exceeds the estimated amount paid by Lessee.-If the estimated amount paid by Lessee exceeds the taxes assessed and the cost of insurance, Lessor shall credit such excess to Lessee and shall reduce the estimated amount to be paid by Lessee for the ensuing year by that amount, or if a refund is owed to Lessee after the termination or expiration of the Lease, such amount, after deducting any amount owed by Lessee to Lessor, shall be paid to Lessee by no later than March 15 of the year immediately following the year for which the refund is due (this provision shall survive such termination or expiration).

     (C) COMMON AREA MAINTENANCE: In addition to the base rent above provided, and as additional lease rent, Lessee shall pay its proportionate share of the cost of operation and maintenance of the common area (collectively "common area maintenance costs"). Common area maintenance costs shall be proportioned based on the ground floor square footage of the Leased Premises and the ground floor square footage of the Warehouse. The ground floor square footage of the Leased Premises is 35,730 square feet. The ground floor square footage of the Warehouse is 108,000. Lessee's proportionate share of the common area maintenance costs shall be 33.08 percent. Common area is defined for all purposes of this lease as part of the Warehouse intended for the common use of all lessees, including among other facilities (as such may be applicable to the Warehouse) parking area, private streets and alleys, landscaping, curbs, curb cuts, loading area, sidewalks, lighting facilities and pylon signs. Lessor agrees to maintain the common area in good condition and repair, ordinary wear and tear excepted. Lessor's cost of operation

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          shall mean the costs and expense of operating, maintaining, and managing the common area in a manner deemed by Lessor to be reasonable and appropriate and for the best interests of the Warehouse including, without limitation, all costs and expense of operating, maintaining, repairing or replacing the parking lot, sweeping, stripping, patching or resurfacing, landscape mowing, replanting and replacing flowers, shrubbery and planters, watering landscape areas, security service for the Warehouse, if any is provided, maintenance, repairing and electric expenses of the pylon sign, exterior building painting, electric expense for parking lot lighting, replacement of light bulbs and other common area lighting.

          Lessee's share of the cost of common area maintenance costs shall be paid in the same manner as Lessee's share of taxes and insurance.

          The first year's estimate of Lessee's portion of taxes, insurance and common area maintenance for that period from the Commencement Date to the next following December 31 is $3,390.00 per month.

     (D) Audit Rights: After giving LESSOR 30 days prior written notice thereof, LESSEE may inspect or audit, at LESSOR's offices, LESSOR's records for the Warehouse relating to Taxes, Insurance, and common area maintenance costs. Lessee's inspection or audit shall occur only during business hours and LESSEE shall pay the cost of the audit or inspection. If an error was made in the costs previously charged to LESSEE, then LESSOR shall refund to LESSEE any overpayment or LESSEE shall pay to LESSOR any underpayment, as the case may be, within 30 days after such overpayment or underpayment is established.

3.   MAINTENANCE AND REPAIRS:

     (A) LESSOR shall, at its cost and expense, keep the foundation (excluding any special foundation poured at LESSEE's request), the exterior walls (except plate glass; windows; doors; door closure devises; window and door frames, moldings, locks and hardware; and interior painting or other interior treatment of exterior walls), the roof (including, without limitation, both the membrane and the structure), the structural portions of the Leased Premises, and the laterals of the water, sewer, gas and electric from their point of connection with the supplier thereof to the Leased Premises, in good repair, except that LESSOR shall not be required to make any repairs occasioned by the act or negligence of LESSEE, its employees, subtenants, licensees, contractors or concessionaires. In the event the Leased Premises should become in need of repairs required to be made by LESSOR hereunder, LESSEE shall give immediate written notice thereof to LESSOR, and LESSOR shall, subject to force majeure, have a reasonable time after receipt of said notice within which to commence and thereafter to diligently complete such repairs.

     (B) Except for those portions of the Leased Premises which Lessor is obligated to maintain pursuant to subsection 3 (a) above, Lessee shall keep the Leased Premises in good, clean condition and repair at all times during the term and any extended term of this Lease and shall, at its sole cost and expense, make all needed repairs and replacements, including the repair and replacements of all lighting, heat, air-conditioning, plate glass, doors, windows, door closure devises, window and door frames, moldings, locks and hardware, and interior painting or other interior treatment of exterior walls, plumbing and other electrical, mechanical and electromotive installations (including, without limitation, dock levelers and dock sealers), equipment and fixtures and also including all repairs to ducts, conduits, pipes and wiring, and any sewer stoppage located in, under or above the Leased Premises and replacement of cracked or broken glass and repairs, replacements and alterations required by any governmental authority or any insurance company providing coverage on any part of the Warehouse to the extent required because of Lessee's use or occupancy of the Leased Premises or relating to installations made by LESSEE. LESSEE shall also make

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          all necessary repairs and replacements of its fixtures required for the proper conduct of its business. If any repairs required to be made by LESSEE hereunder are not made within twenty (20) days after written notice delivered to LESSEE by LESSOR, LESSOR may at his option make such repairs without liability to LESSEE for any loss or damage which may result to its stock or business by reason of such repairs, and LESSEE shall pay to LESSOR upon demand as additional rent hereunder the cost of such repairs plus interest at the highest lawful rate from the date of payment by LESSOR until repaid by LESSEE. At the expiration of this lease, LESSEE shall surrender the Leased Premises in good condition, reasonable wear and tear and loss by fire or other casualty excepted.

4. SIQNS: LESSEE shall not, without LESSOR'S prior written consent: (a) install any exterior lighting, decorations, painting, awnings, canopies or the like; or (b) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Leased Premises. All signs, lettering, placards, decorations and advertising media shall conform in all respects to the sign criteria established by LESSOR for the Warehouse from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of LESSOR as to construction, method of attachment, size, shape, height, lighting, color and general appearance. If LESSOR shall change its sign criteria and LESSEE'S signage no longer conforms thereto, LESSEE shall promptly alter its signs so that they do conform to the changes requested by LESSOR; provided, however, the cost of making such changes shall be paid by LESSOR. All signs shall be kept in good condition and in proper operating order at all times. Notwithstanding any provision herein to the contrary, the size of the lettering on any sign approved by Lessor shall determined by Lessee but shall not exceed 48 inches in height.


5.   INDEMNITY AND FIRE AND CASUALTY DAMAGE:

     (A) INDEMNIFICATION AND LIABILITY INSURANCE: LESSEE covenants and agrees that it will protect and save and keep the LESSOR and any holder of a mortgage or deed of trust upon the Warehouse or any portion thereof forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances whether occasioned by the neglect of LESSEE or those holding under LESSEE and that LESSEE will at all times protect, indemnify and save and keep harmless the LESSOR and any holder of a mortgage or deed of trust upon the Warehouse or any portion thereof against and from any and all claims and against and from any and all loss, costs, liability, threat, action, proceeding, damage or expense (including attorneys fees), arising out of or from any accident or other occurrence on or about said Leased Premises caused by the neglect of LESSEE or its invites, contractors, agents, employees and members, causing injury to any person or damage to property whomsoever or whatsoever and will protect, indemnify and save and keep harmless the LESSOR and any holder of a mortgage or deed of trust upon the Warehouse or any portion thereof against and from any and all claims and against and from any and all loss, costs, liability, threat, action, proceeding, damage or expense (including attorneys fees) arising out of any failure of LESSEE in any respect to comply with and perform all the requirements and provisions hereof. Without limiting the generality of the foregoing, LESSEE further agrees at all times during the term hereof, at its own expense, to maintain and keep in effect liability insurance policies for damages to person or property in or about said Leased Premises. LESSEE shall furnish to LESSOR a Certificate of Insurance evidencing the existence of such insurance. The amount of said liability insurance shall not be less than $1,000,000.00 for property damage. LESSOR and any holder of a mortgage or deed of trust upon the Warehouse or any portion thereof shall be named as additional insured parties under said liability insurance.

     (B) FIRE AND CASUALTY DAMAGE: LESSOR shall continuously insure the Warehouse for not less than 90% of its full replacement value and shall, upon request, provide LESSEE with reasonable proof of such coverage. Lessee shall give immediate written notice to LESSOR of any damage caused to the Leased Premises by fire or other casualty. In the

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          event that the Leased Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and LESSOR does not elect to terminate this lease as hereinafter provided, LESSOR shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Leased Premises; provided, however, in the event (a) the Warehouse is destroyed or substantially damaged by a casualty not covered by LESSOR'S insurance or (b) the Warehouse shall be destroyed or rendered untenable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by LESSOR'S insurance, or (c) the holder of a mortgage, deed of trust or other lien on the Leased Premises at the time of the casualty elects pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of LESSOR'S insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then LESSOR or LESSEE may elect either to terminate this lease by providing notice of such termination to the other party within sixty
          (60) days after the event giving rise to the right to terminate, or LESSOR shall proceed to rebuild and repair the Leased Premises. If more than fifty (50%) of the Leased Premises is destroyed or rendered untenantable by a casualty during the last twelve (12) months of the term or damage to the Leased Premises, occurring at anytime during the term, will take longer than six (6) months to repair from the date of the damage (exclusive of any time required by Lessee for repairing damage to its property or improvements), LESSOR and LESSEE shall each have the right to renegotiate the terms, conditions, and rents of this lease and in the event they are unable to renegotiate the terms, conditions, and rents within thirty (30) days after the damage, either party may then elect to terminate this Lease. The parties shall give written notice to the other of such election within thirty (30) days after the occurrence of such casualty. If this Lease is not terminated in accordance with any of the foregoing provisions of this subsection 5 (b), LESSOR shall proceed to repair said damage with reasonable diligence and at its sole cost and expense; provided, however, if the repairs to the Leased Premises are not substantially complete within six (6) months after the date of the casualty (herein the "REBUILD PERIOD"), Lessee shall have the right to terminate this Lease by providing written notice of termination to Lessor within ten (10) days after expiration of the Rebuild Period. Notwithstanding the foregoing to the contrary, in the event Lessor cannot substantially complete such repairs within the Rebuild Period because of acts of God, the public enemy, shortages or materials or labor or other matters beyond the reasonable control of Lessor, then the Rebuild Period shall be extended one day for every day that Lessor is so delayed. LESSOR'S obligation to rebuild and repair under this section shall, in any event, be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alteration, additional improvements, fixtures and equipment installed by LESSEE. LESSEE agrees that during any period of reconstruction or repair of the Leased Premises it will continue to the extent practicable. During the period from the occurrence of the casualty until LESSOR'S repairs are completed, the base rental and all additional rents and charges shall be reduced in proportion to that portion of the Leased Premises damaged and unuseable for Lessee's current use.

     (C) WAIVER OF SUBROGATION: Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the premises leased to LESSEE hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of any other waiver or release contained in this lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company or any person, each party hereto hereby agrees immediately to give to each insurance company which has issued policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to

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          prevent the invalidation of said insurance coverages by reason of said waivers.

6. EMINENT DOMAIN: If any of the floor area of the Leased Premises should be taken for any public or quasi-public use under any government law, ordinance or regulation or by right of eminent domain this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority.

     If any part of the common area should be taken as aforesaid, this lease shall not terminate, nor shall the rent payable hereunder be reduced, except that either LESSOR or LESSEE may terminate this lease if: (a) the parking areas remaining following such taking (as the same may be reconfigured by Lessor within the boundaries of the land described in Exhibit A) fail to meet the then applicable parking requirements of the applicable governmental authority; (b) complete access to the Leased Premises is taken; or (c) such taking results in material disruption to LESSEE'S use of the Leased Premises. Any election to terminate this lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

     All compensation awarded for any taking of the Leased Premises or common area shall be the property of LESSOR, and LESSEE hereby assigns its interest in any such award to LESSOR; provided, however, LESSOR shall have no interest in any award made to LESSEE for LESSEE'S moving and relocation expenses or for the loss of LESSEE'S fixtures and other tangible personal property if a separate award for such items are made to LESSEE.

7. ACCEPTANCE OF PREMISES: LESSEE acknowledges it has examined and knows the contents of the Leased Premises and has received the same in good condition or repair (subject to latent defects) and that no representations as to the condition or repair thereof have been made by LESSOR or LESSOR'S agent that are not herein expressed. LESSOR shall not be liable for any damage occasioned by or from plumbing, gas, water, steam, or other pipes, or sewage or the bursting, leaking, or running of any cistern tank, washstand, water closet, or waste pipe in, above, upon, or about said building or premises, nor for any damage arising from acts or negligence of co-tenants or other occupants of the same building, or any owners or occupants of adjoining or contiguous property unless in such case the damage results from a failure by Lessor to perform its maintenance obligations set forth in this Lease or otherwise results from the negligence or willful misconduct of LESSOR or LESSOR'S agent.

8. USE AND POSSESSION: The Leased Premises may be used and occupied for the following purposes only:

          general office and warehouse and display or showroom of Lessee's merchandise and uses ancillary thereto.

     If LESSEE desires to change its use of the Leased Premises, then it may do so only with the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. It is agreed that Lessee shall not use the outside of the premises for storage, except Lessee may park semi-trucks and trailers in the dock area designated for Lessee's use.

9. CARE OF PREMISES AND TRASH REMOVAL: LESSEE shall take good care of the Leased Premises and keep the same free from trash at all times. LESSEE shall keep the Leased Premises and sidewalks, service ways and loading areas adjacent to the Leased Premises, clean and orderly, and arrange for the regular pickup of such trash and garbage at LESSEE'S expense. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by LESSOR. LESSEE shall not operate an incinerator or burn trash or garbage within the Warehouse area.

10. LESSOR'S ACCESS TO PREMISES: LESSOR shall have the right to enter upon the Leased Premises at any reasonable time, during normal business hours with reasonable advance notice, for the purpose of inspecting the same, or of making repairs or additions to the Leased Premises, or of making repairs, alterations or additions to adjacent premises, or of showing the Leased premises

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     to prospective purchasers, lessees or lenders but Lessor shall use reasonable efforts not to materially disturb the ongoing business of Lessee being conducted within the Leased Premises. LESSOR shall have the further right to place "For Rent", "For Lease" or similar such signs in, on or about the Leased Premises during the last thirty (30) days of the term of this lease.

11. ALTERATIONS, ADDITIONS AND IMPROVEMENTS: LESSEE may erect such alterations, additions, and improvements inside the premises as it desires only upon receiving the prior written consent of LESSOR, which consent shall not be unreasonably withheld or delayed. Minor alterations, additions and improvements will not require the prior written consent of LESSOR. All such alterations, additions, or improvements shall be performed in a workmanlike manner and shall not weaken or impair the structural strength or lessen the value of the building and the premises, or change the purposes for which the building, or any part thereof, may be used. Any such alterations, additions, or improvements shall be erected at the sole cost and expense of LESSEE, and LESSEE shall have no right, authority, or power to bind LESSOR or any interest of LESSOR in the Leased Premises, for the payment of any claim for labor or materials or for any charge or expense incurred in the erection, construction, or maintenance of such improvements, nor to render said Leased Premises liable for any lien for labor, material, or any other charge incurred in connection therewith. LESSEE shall in no way be considered the agent of LESSOR in the erection, construction, operation and maintenance of said improvements, including electrical, plumbing and anything screwed, bolted or attached to the building, unless specifically excluded by written agreement between the LESSEE and Lessor. "Trade fixtures" put in at the expense of LESSEE, shall remain upon and be surrendered with the premises as a part thereof, at any termination of this lease, for any cause, and shall become the property of the LESSOR. LESSEE shall not allow any mechanic or materialmen liens to be filed against the Leased Premises or any part thereof for work performed by or on behalf of LESSEE. If any such lien is filed, LESSEE shall immediately cause such lien to be released by posting an appropriate bond or paying the claim that is the basis for the lien.

     LESSEE is leasing the Leased Premises in an as is condition except for the improvements to be constructed by LESSOR (at LESSOR'S sole expense) listed in EXHIBIT "C" attached to this lease.

12. LEASE ASSIGNMENT/SUBLEASE: Without LESSOR'S prior consent, but with written notice to Lessor, Lessee shall have the right to assign or sublet the Leased Premises, in whole or in part, to an affiliate, joint venture partner, subsidiary or any entity owned and controlled by Lessee, to the surviving entity resulting from a merger between Lessee and another company or to the buyer of all or at least a majority of the assets of or voting interests in Lessee, or to an entity composed of Lessee and a third party, which entity acquires all or substantially all of the business arising out of the Leased Premises. Any such assignment or subletting shall not, in any manner, release LESSEE from its obligations under this lease.

     Except as provided in the prior paragraph, LESSEE shall not have the right to assign or in any manner transfer this lease or any estate or interest therein, or sublet said premises or any part thereof to other tenants, or permit any person, firm or corporation to share or use any part thereof with it, without the previous written consent of LESSOR. The consent hereby required shall not be unreasonably withheld or delayed, but any such assignment or subletting consented to by LESSOR shall not release LESSEE from its obligations under this lease. Consent to any assignment, when given, shall not operate as a waiver of this provision, and any subsequent assignment may be consented to by LESSOR as required herein.

13. HOLDING OVER: In the event LESSEE remains in possession of the Leased Premises after the expiration of Original Term and the option to extend the term of this lease is prohibited or not timely exercised, or after expiration of the Option Period, the term of this lease is extended without the execution of a new lease, it shall be deemed to be occupying said premises as a LESSEE from month-to-month at a rental equal to the rental herein provide plus twenty percent (20%) of such amount and otherwise subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.

14. MODIFICATIONS: No modifications of any of the terms or conditions of this lease, as expressed above, shall be effective unless reduced in writing and executed by both parties.

15. DEFAULT: If LESSEE shall default in the payment of any base rent when due and shall fail to cure such default within ten (10) days after LESSOR gives LESSEE written notice thereof, or if LESSEE shall default in the performance of any other covenant or condition of this lease and shall fail to cure such default within thirty (30) days after LESSOR gives LESSEE written notice thereof (unless. such default cannot reasonably be cured within thirty (30) days and in such case, LESSEE shall have commenced to cure said default within said thirty (30) days and thereafter continue diligently to pursue to completion the curing of same), LESSOR shall, at its election, have the right to terminate this lease and with or without terminating this lease have immediate possession of the Leased Premises, without waiving or relinquishing any claim for rent or damages then due or to become due thereafter, and LESSEE shall remain liable as hereinafter provided. In such event LESSOR, without prejudice to any other right or remedy which it may have hereunder or by law, may re-enter the Leased Premises either by force or otherwise, or dispossess LESSEE, any legal representative of LESSEE or other occupant of the Leased Premises by appropriate suit, action or proceeding, and remove its effect and hold the Leased Premises as if this lease has not been made. Notwithstanding that LESSOR may elect to terminate this lease, and during the full period which would otherwise have constituted the balance of the term of this lease, LESSEE shall continue to be liable for the performance of all the covenants of LESSEE under this lease, including LESSEE'S covenant to pay the full amount of rent reserved hereunder and LESSOR at its option may rent the Leased Premises for a term, or terms, which may be shorter or longer than the balance of the term hereof, in which event or events LESSOR shall apply any moneys collected first to the expense of resuming or obtaining possession of and reletting the Leased Premise and second to the payment of the base rent due and to become due to LESSOR hereunder, and LESSEE shall be and remain liable for any deficiency. Should LESSOR fail to exercise any remedy it may have for default of LESSEE, such failure shall not be deemed to be a waiver of LESSOR'S rights to exercise such remedy for such default at a later time or for subsequent defaults, or otherwise to insist upon strict compliance with the terms hereof.

     If LESSOR should default in the performance of any covenant or condition of this lease applicable to LESSOR and shall fail to cure such default within thirty (30) days after LESSEE gives LESSOR written notice thereof (unless such default cannot reasonably be cured within thirty (30) days and in such case, LESSOR shall have commenced to cure said default within said thirty
     (30) days and thereafter continue diligently to pursue to completion the curing of the same), LESSEE may cure such default and LESSOR shall reimburse LESSEE for the reasonable cost of the same or LESSEE may terminate this lease.

     LESSOR hereby waives any rights with respect to any contractual or statutory liens on Lessee's fixtures, furniture, equipment or tangible personal property located at the Leased Premises as well as those items of any client or customer which are stored on-site within the Leased Premises.

16. BANKRUPTCY OF LESSEE: If any adjudication of bankruptcy or insolvency be rendered against LESSEE herein or if a receiver of the assets or business of the LESSEE shall be appointed, or if any sale or attempted sale of the leasehold interest hereby created shall be made under or by virtue of any execution or other judicial process, LESSOR may at its option immediately terminate this lease.

17. NOTICES: Any notices to be given hereunder shall either be delivered personally or may be given by certified mail. All notices shall be deemed to be given when delivered, if delivered personally to the party upon whom such notice is addressed, or if given by certified mail, when deposited in a sealed envelope, postage prepaid, addressed to the parties as follows:

     To LESSOR:      The Steve Clark Trust
                     Building E, Suite 200
                     1223 North Rock Road

                     Wichita, KS 67206

     To LESSEE:      The Golf Warehouse, L.L.C.
                     8851 E. 34th Street
                     Wichita, Kansas 67226

     With copy to:   Robert Frances
                     Kirkland & Ellis
                     Citicorp Center
                     153 East 53rd Street
                     New York, NY 10022-4675

     or at such other place as either party may hereinafter from time to time designate in writing.

18. BINDING ON PARTIES: Subject to the limitations hereinbefore set forth pertaining to assignment and subletting, this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

19. PARKING: If requested by Lessor, in writing, Lessee agrees to cause its employees to park only in such places as provided and designated by LESSOR, from time to time, for employee parking.

20. PROHIBITED PRACTICES: LESSEE will not allow said Leased Premises to be used for any purposes or in any way that will increase the rate of insurance thereon. LESSEE shall not permit any acts or carry on any practices which may injure the building or become a nuisance to other tenants of the Warehouse or district of which the Leased Premises are a part and shall keep the Leased Premises under its control clean and free from rubbish, refuse, dirt, snow, and ice at all times. The LESSEE shall be responsible and pay the costs of removal of any refuse, rubbish, and trash from the Leased Premises. Refuse and trash containers shall be kept in a location approved by the LESSOR and such area shall be kept clean at all times.

21. UTILITIES: The LESSEE shall pay for all utilities, including electric current, gas, water, telephone, waste disposal and sewage charges imposed on or due for services rendered to the hereby Leased Premises as the same shall become due during the term of this lease.

22. NO WAIVER COVENANT: No waiver by LESSOR, its successors or assigns, of any breach of any of the covenants made by LESSEE herein shall be construed to be a waiver of any succeeding breach of any such covenant or agreement.

23. SUCCESSORS IN INTEREST: in the event of the transfer and assignment by the LESSOR of its interest in this lease and the building containing the Leased Premises to a person or entity assuming LESSOR'S obligations under this lease, LESSOR shall hereby be released from any further obligations hereunder and LESSEE agrees to look solely to the responsibility of such successor in interest of the LESSOR.

24. SUBORDINATION: There are currently no mortgages or other financing liens encumbering the Warehouse. LESSEE will subordinate its rights hereunder in this lease to any mortgage or mortgages, deed of trust or deeds of trust or the lien resulting from any other method of financing or refinancing, hereafter in force against the land and/or buildings of which the Leased Premises are a part, if and only if such mortgagee shall recognize, in such subordination agreement, the validity and continuance of this lease in the event of a foreclosure of the LESSOR'S interest, as long as the LESSEE shall not be in default under the terms of this lease. LESSEE agrees to execute and deliver to LESSOR, within twenty (20) days after receipt thereof a subordination agreement prepared with respect to a particular mortgage, deed of trust or other lien so long as the form thereof is in accordance with commercially reasonable standards applied by the lending industry in loans of the type and amount sought by LESSOR and such agreement provides for the non-disturbance of Lessee in the event of foreclosure so long as

     Lessee is not in default of the performance of its obligations under this Lease beyond any applicable cure period. LESSEE'S failure to timely deliver such agreement shall constitute a default under this Lease.

25. ESTOPPEL CERTIFICATES: LESSEE shall, within twenty (20) days after written request from LESSOR, execute, acknowledge, and deliver to LESSOR or to LESSOR'S mortgagee, proposed mortgagee, lender or proposed purchaser of the Warehouse or any part thereof, any estoppel certificates requested by LESSOR, from time to time, which estoppel certificates shall show whether the lease is in full force and effect and whether any changes may have been made to the original lease; whether there are any defaults by LESSOR and, if so, the nature of such defaults, whether possession has been assumed and all improvements to be provided by LESSOR have been completed; and whether rent has been paid more than thirty (30) days in advance and that there are no liens, changes, or offsets against rental due or to become due and that the address shown on such estoppel is accurate, and containing such other matters as LESSOR may reasonably require.

     LESSOR shall, within twenty (20) days after written request from LESSEE, execute, acknowledge, and deliver to LESSEE or to LESSEE'S mortgagee, proposed mortgagee, lender or other designated party, any estoppel certificates requested by LESSEE, from time to time, which estoppel certificates shall show whether the lease is in full force and effect and whether any changes may have been made to the original lease; whether there are any defaults by LESSEE and, if so, the nature of such defaults, whether possession has been assumed and all improvements to be provided by LESSEE have been completed; and whether rent has been paid more than thirty (30) days in advance and that there are no liens, changes, or offsets against rental due or to become due and that the address shown on such estoppel is accurate, and containing such other matters as LESSEE may reasonably required.

26. PARTNERSHIP: Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating a relationship between the parties hereto other than the relationship of LESSOR and LESSEE.

27. LESSEE IMPROVEMENTS. Lessee desires to make improvements to the Leased Premises. Plans and specifications reflecting the Lessee Improvements have not yet been prepared. Lessee shall submit plans and specifications reflecting the proposed Lessee Improvements to Lessor for Lessor's approval. Lessor shall, within fifteen (15) days of receipt of Lessee's proposed plans and specifications, provide written comments and changes to the proposed plans and specifications which comments and changes shall be incorporated into and become a part of the plans and specifications. The proposed plans and specifications as . amended to incorporate Lessor's comments and changes shall be referred to as "LESSEE'S APPROVED PLANS". The Lessee's Approved Plans shall be submitted to Lessor for final approval and within fifteen (15) days of Lessor's final approval of the Lessee's Approved Plans, Lessee shall execute a construction agreement and proceed to construct the Lessee Improvements in accordance with the Lessee's Approved Plans. Lessee shall pay for the cost of constructing the Lessee Improvements. All work shall be performed in a good and workmanlike manner. Prior to commencement of any work on the Lessee Improvements, Lessee shall obtain and supply copies of the following to Lessor:

          a.   The construction agreement;

          b. All building permits required by the City of Wichita or other governmental authorities; and

          c. A copy of the contractor's license and a copy of the license of any subcontractor.

     In addition to the foregoing and prior to commencement of any work, proof of insurance must be provided reflecting that the contractor has purchased from and is maintaining with a company or companies lawfully authorized to do business in the State of Kansas such insurance as will protect the contractor, Lessee, Lessor, and any lender from claims set forth below which may arise out of or result from construction of the Lessee Improvements, whether such claim arises out of work performed by the contractor or subcontractor, or one of their employees:

          a. Claims under workers' compensation, disability benefit and other similar employee benefit acts that are applicable to the work to be performed;

          b. Claims for damages because of bodily injury, occupational sickness or disease, or death of the contractor and subcontractor and their employees;

          c. Claims for damages because of bodily injury, occupational sickness or disease, or death of any person other than the contractor, subcontractor or their employees;

          d. Claims for damages insured by usual personal injury liability coverage;

          e. Claims for damages, other than the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom; and

          f. Claims for damages because of bodily injury, death or a person or property damage arising out of ownership, maintenance or use of a motor vehicle or motorized vehicle.

     The insurance required by this section shall be written for not less than One Million Dollars ($1,000,000.00) per person and Five Million Dollars ($5,000,000.00) per occurrence, and property damage liability with a limit not less than One Million Dollars ($1,000,000.00) per occurrence or the amount required by law, whichever is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from the date of commencement of the work on Lessee Improvements until the date all work is completed. The certificates of insurance shall contain a provision that coverages afforded under the policies shall not be canceled or allowed to expire without at least thirty
     (30) days prior written notice provided to Lessor. Lessor and any lender shall also be named as an additional insured on all insurance policies.

     Lessee shall defend, indemnify and hold harmless Lessor, the Warehouse and the Leased Premises from any and all damages, personal injuries, claims, causes of action, proceedings, liens, threats, proceeding, costs and expenses (including reasonable attorneys fees) arising out of or related to work being performed on or in connection with Lessee Improvements.

28. DESCRIPTION OF LESSOR'S WORK. Lessor's Work is defined and described in EXHIBIT "C" hereto.

29. OPTION TO LEASE ADDITIONAL SPACE. Lessee shall have the right to lease the unoccupied and unleased space adjacent to the Leased Premises, in whole or in part, on the same terms and conditions of this lease which apply to the Leased Premises except cost for Lessee Improvements and subject to proportionate increases in base rent (but not Additional Rent), taxes, insurance and common area maintenance costs based on the additional square footage; provided, however, in the event Lessee desires to lease a portion of said adjacent space, Lessee must lease no less than a 40' wide by 180' deep section (except that portion of the immediately adjacent 40' wide section used as a stairwell as reflected on the Lessee's Approved Plans) and such section must be adjacent to the Leased Premises. In order to exercise the option granted herein, Lessee must provide written notice to Lessor. From and after receipt of said written notice, Lessor and Lessee shall have thirty (30) days to negotiate the party responsible for costs associated with improvements to be constructed in the additional space. If the parties are unable to negotiate such terms prior to expiration of said thirty (30) day period, Lessee's option as granted herein shall automatically terminate. The option granted herein is not valid as to any portion of the adjacent space that is now occupied or leased and is inapplicable to any portion of the Warehouse which is leased or occupied in the future. In the event Lessee exercises its option to lease additional space in accordance with this paragraph, LESSEE'S right to occupy and use said additional space shall expire and terminate on the same day LESSEE'S right to use the Leased Premises expires and/or terminates.

30. HAZARDOUS MATERIALS. LESSEE agrees that it will not, without the prior written consent of LESSOR, use or permit to be used on or bring onto or about the premises any materials that have been or are in the future determined to be hazardous by any federal, state or local government agency other than those materials which are used by Lessee in the ordinary course of its business and which are stored in accordance with requirements of applicable laws. LESSEE shall and hereby agrees to defend, indemnify and hold the LESSOR harmless from and against any claim asserted by, or any liability to any person, including, without limitation, any agency, branch or representative of federal, state or local government, on account of any personal injury or death or damage, destruction or loss of property (whether it be sudden and accidental or gradual and steady) resulting from or arising out of LESSEE'S usage, storage or disposal of hazardous materials on the premises or LESSEE'S generation, brokerage or transference of any hazardous materials from the premises.

     Lessor warrants that there are no hazardous materials present in the building and/or site in any form as of the date of this Lease.

31. LESSOR TITLE. LESSOR hereby represents and warrants that it possesses fee simple title to the Warehouse subject to easement, restrictions, and covenants of record; that to the best of LESSOR'S knowledge, the Warehouse is in compliance with all laws (including zoning laws) applicable; and that LESSOR is in possession of all permits and certificates necessary for its construction of the Warehouse (but not including any permits or certificates necessary for construction of tenant improvements including Lessee's Improvements and Lessor Improvements).

     IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

                                        "LESSOR"

                                        THE STEVE CLARK TRUST


                                        By: /s/ Stephen L. Clark, Trustee
                                            ------------------------------------
                                            Stephen L. Clark, Trustee


                                        "LESSEE"

                                        THE GOLF WAREHOUSE, L.L.C.


                                        By: /s/ Mark S. Marney
                                            ------------------------------------
                                        Name: Mark S. Marney
                                        Title: CEO

                                    EXHIBIT A

     Lot 1, Block 3, Mediterranean Plaza, an Addition to Wichita,
     Sedgwick County, Kansas.

                                   Exhibit "C"

                               Lessor Improvements

(1)  Warehouse Sprinklers

     - Fire protection system for the shell area to be standard fire sprinkler system. This is a wet pipe system.

(2)  Dock Equipment

     - Dock levelers to be hydraulic 35,000 lb. capacity for four (4) dock doors

     -    Dock bumpers for four (4) dock doors

     -    Dock seals for two (2) dock doors
          10 x 10 overhead doors - four (4) doors

(3)  Electrical

     -    Service to be 480/277 volt, 3 phase 200 amps at North wall

     -    Soffit lights at entrance included

     -    Exterior lighting provided

     - Warehouse lighting - 400 watt metal halide high bay fixtures on 25 foot centers

(4)  HVAC

     - Warehouse heating system will include unit heaters to maintain 50 degree temperature in the warehouse space with minus 10 degree design temperature

(5)  Plumbing

     -    1" water service to building

     - Sanitary sewer stubbed to sewer blockout in concrete floor, 40 foot from front wall

(6)  Aluminum storefront windows

     -    Storefront windows and doors per the plan included

                            FIRST AMENDMENT AGREEMENT

     THIS FIRST AMENDMENT AGREEMENT is made and entered into effective the 1st day of March 2003 by and between U.S. BUSINESS CENTERS, LLC., a Kansas limited liability company (herein "LESSOR"), and THE GOLF WAREHOUSE, L.L.C., a Kansas limited liability company (herein "LESSEE").

     WITNESSETH THAT:

     WHEREAS, Lessor's predecessor interest, Stephen L. Clark, as trustee of the Steve Clark Trust, created pursuant to a Trust Agreement dated October 4, 1996 (herein "Clark"), and Lessee entered into one certain Lease Agreement (herein the "Lease") dated November 19, 1999, covering space containing approximately 45,330 square feet of floor area (including 9,600 square feet of mezzanine space), which space is a part of that certain warehouse building located at 8833
E. 34th Street, Wichita, Kansas; and

     WHEREAS, Lessor has acquired all of Clark's right, title and interest in and to the Lease and the Leased Premises; and

     WHEREAS, Lessee desires to include, as part of the Leased Premises, approximately 16,800 square feet of additional floor space located within the Warehouse (herein the "ADDITIONAL SPACE"); and

     WHEREAS, the parties desire to amend and modify the Lease in order to include the Additional Space as part of the Leased Premises.

     NOW THEREFORE, in consideration of the foregoing recitations, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINED TERMS. The words in this Agreement commencing with a capitalized initial letter shall have the same definitions ascribed to them in the Lease except where otherwise defined herein.

     2. ADDITIONAL SPACE. The parties hereby agree that the Lease is amended to include the Additional Space as part of the Leased Premises effective March 1, 2003. The Additional Space is outlined in red on the site plan attached hereto as Exhibit A and made a part hereof by this reference. Except as otherwise provided herein, the Additional Space shall be subject to all of the terms and provisions of the Lease, the same as though the Additional Space had been part of the original Leased Premises on the Commencement Date.

     3. BASE RENT. Section 2(a) of the Lease is hereby amended in its entirety to read as follows:

"BASE RENT: Lessee shall pay as monthly base rent for the Leased Premises the sum of: (i) $11,910, commencing May I, 2000, and continuing on the first day of each month thereafter through February 1, 2003; and (ii) $16,810 commencing March 1, 2003, and continuing on the first day of each month thereafter through April 31, 2005. In the event Lessee exercises its option to extend the term of this Lease, Lessee shall pay as monthly base rent for the extended term, $18,351 commencing May 1, 2005, and continuing on the first day of each month thereafter through April 31, 2010.

     4. TAXES AND INSURANCE. The following sentence shall be added immediately after the next to the last sentence of the first grammatical paragraph of
Section 2(b) of the Lease:

     "Effective March 1, 2003, the Leased Premises shall be deemed to contain 62,130 square feet of floor space, and the total leaseable space in the Warehouse is 117,600 square feet and therefore, from and after March 1, 2003, and for the remainder of the Original Term and any extended term of this Lease, Lessee's proportionate share is 52.83%."

     5. COMMON AREA MAINTENANCE. The following sentence shall be added immediately after the fifth sentence of the first grammatical paragraph of
Section 2(c) of the Lease:

     "Effective March 1, 2003, the Leased Premises shall be deemed to contain 52,530 square feet of ground floor space, and the total leaseable ground floor space in the Warehouse is 108,000 square feet and therefore, from and after March 1, 2003, and for the remainder of the Original Term and any extended term of this Lease, Lessee's proportionate share of the common area maintenance costs shall be 48.64%."

     6. OPTION TO LEASE ADDITIONAL SPACE. Section 29 of the Lease is hereby deleted in its entirety.

     7. "AS-IS" CONDITION. Lessee acknowledges that it has taken possession of the Additional Space and hereby accepts the Additional Space in its "AS-IS" condition. Lessee agrees that Lessor is not and shall not be required to make any alterations or modifications to the Additional Space.

     8. AMENDING EFFECT. The Lease is hereby amended to conform to the provisions of this First Amendment Agreement. If any of the terms or provisions of the Lease conflict with the terms or provisions of this First Amendment Agreement, the terms and provisions of this First Amendment Agreement shall control.

     9. BINDING EFFECT. This First Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this First Amendment Agreement to be executed as of the day and year first above written.

"LESSOR"                                "LESSEE"

THE GOLF WAREHOUSE, L.L.C.              U.S. BUSINESS CENTERS, L.L.C.


By: /s/ Marie Daley                     By: /s/ Johnny Stevens
    ---------------------------------       ------------------------------------
Name: Marie Daley                           Johnny Stevens, Manager
Title: CEO

                           SECOND AMENDMENT AGREEMENT

     THIS SECOND AMENDMENT AGREEMENT is made and entered into effective the 9th day of July 2004 by and between U.S. BUSINESS CENTERS, L.L.C., a Kansas limited liability company (herein "LESSOR"), and THE GOLF WAREHOUSE, L.L.C., a Kansas limited liability company (herein "LESSEE").

     WITNESSETH THAT:

     WHEREAS, Lessor's predecessor in interest, Stephen L. Clark, as trustee of the Steve Clark Trust, created pursuant to a Trust Agreement dated October 4, 1996 (herein "CLARK"), and Lessee entered into one certain Lease Agreement (herein the "LEASE") dated November 19, 1999, initially covering space containing approximately 45,330 square feet of floor area (including 9,600 square feet of mezzanine space), which space is a part of that certain warehouse building located at 8833 E. 34th Street, Wichita, Kansas; and

     WHEREAS, Lessor has acquired all of Clark's right, title and interest in and to the Lease and the Leased Premises; and

     WHEREAS, Lessor and Lessee amended the Lease pursuant to the provisions of one certain First Amendment Agreement dated March 1, 2003 (herein the "FIRST AMENDMENT"); and

     WHEREAS, the parties desire to further amend and modify the Lease in certain respects.

     NOW THEREFORE, in consideration of the foregoing recitations, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINED TERMS. The words in this Second Amendment Agreement commencing with a capitalized initial letter shall have the same definitions ascribed to them in the Lease except where otherwise defined herein.

     2. EXTENSION OF ORIGINAL TERM. The parties agree that the Original Term is hereby extended to and including September 30, 2006, at which time the Original Term shall expire.

     3. CANCELLATION OF OPTION PERIOD. The parties agree that Lessee shall not have the right or option to extend the Original Term of the Lease. The provisions of the Lease relating to the Option Period and Lessee's right to extend the Original Term are hereby deleted.

     4. RENTAL ADJUSTMENT. Effective May 1, 2005, and continuing through September 30, 2006, the monthly base rent for the Leased Premises shall be increased to $18,351.00. Said increased monthly base rent shall be due and payable commencing May 1, 2005, and continuing on the 1st day of each month thereafter throughout the remainder of the Original Term.

     5. AMENDING EFFECT. The Lease, as amended by the First Amendment, is hereby amended to conform to the provisions of this Second Amendment Agreement. If any of the terms or provisions of the Lease, as amended by the First Amendment, conflict with the terms or provisions of this Second Amendment Agreement, the terms and provisions of this Second Amendment Agreement shall control.

     6. BINDING EFFECT. This Second Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Second Amendment Agreement to be executed as of the day and year first above written.

"LESSOR"                                "LESSEE"

THE GOLF WAREHOUSE, L.L.C.              U.S. BUSINESS CENTERS, L.L.C.


By: /s/ R. Michael Marney               By:  /s/ Johnny Stevens
    ---------------------------------       ------------------------------------
Name: R. Michael Marney                     Johnny Stevens, Manager
Title: President


                                        2